Exhibit 1.1

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                            AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION

                                     OF

                             SALANT CORPORATION

     1. The name of the Corporation is Salant Corporation.

     2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 9, 1987 under the name Salant Corporation. In addition, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State on September 13, 1993.

     3. This Amended and Restated Certificate of Incorporation, which restates and further amends the Amended and Restated Certificate of Incorporation as currently in effect, is made and was adopted and filed
pursuant  to  the  order  of  the  United  States   Bankruptcy  Court  (the
"Bankruptcy Court"), Southern District of New York (In re Salant Corporation, No. 98 B 10107 (CB)), and the Plan of Reorganization confirmed therein (the "Plan of Reorganization") in connection with the reorganization of the Corporation under Title 11 of the United States Code and is intended to supercede the Corporation's prior Certificate of Incorporation, as amended and restated, in all respects and is made in accordance with Sections 103 and 303 of the General Corporation Law of the State of Delaware.

     4. This Amended and Restated Certificate of Incorporation shall become effective at 9:00 a.m. on May 11, 1999.

     5.   The   Corporation's   Amended   and   Restated   Certificate   of
Incorporation, as currently in effect, is hereby restated and further amended so as to read in its entirety as follows:

     FIRST: The name of the Corporation is:

                             SALANT CORPORATION

     SECOND: The address of the Corporation's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 229 South State Street, Dover, County Kent, Delaware 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

     FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 50,000,000 shares. Of these,
(i) 45,000,000 shares shall be shares of Common Stock having a par value of $1.00 per share (the "Common Stock"), and (ii) 5,000,000 shares shall be shares of  Preferred  Stock,  having a par  value of $2.00  per share  (the
"Preferred Stock"). Except as otherwise provided by law, the shares of capital stock of the Corporation regardless of class, may be issued by the Corporation from time to time in such amounts, for such lawful consideration and for such corporate purpose(s) as the Board of Directors may from time to time determine.

     (b) Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and, subject to Article FIFTH, to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

     FIFTH: The Corporation shall not create, designate, authorize or cause to be issued any class or series of nonvoting stock. For purposes of this Article FIFTH, any class or series of stock, including any series of Preferred Stock, that has only such voting rights as are mandated by the General Corporation Law of the State of Delaware, shall be deemed to be nonvoting stock subject to the restrictions of this Article FIFTH.

     SIXTH: (a) In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in the Amended and Restated Certificate, by-laws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any by-laws adopted by the Board of Directors may also be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

     (b) Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner set forth below, written consents signed by the requisite number of holders to take action are delivered to the Corporation by delivery to its registered office, its principal place of business or to an officer of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Such delivery shall be by hand or by certified or registered mail return receipt requested. Prompt notice of the taking of such shareholder action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice.

     SEVENTH: (a) The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     (b) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall initially consist of 5 members and henceforward shall consist of not less than 3 nor more than 10 members, the exact number of which shall be fixed from time to time by action of the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies or unfilled newly created directorships. Except as provided in (m) below, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office as provided by the Restated Certificate of Incorporation. None of the directors need be stockholders of the Corporation.

     (c) The directors of the Corporation shall be divided into three classes; the first class, the second class and the third class. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors designated as members of the first class pursuant to a notice filed with the Bankruptcy Court (the "Notice") shall serve for a term ending upon the election of directors at the first annual meeting next following the end of the calendar year 1999, the directors designated as members of the second class pursuant to the Notice shall serve for a term ending upon the election of directors at the second annual meeting next following the end of the calendar year 1999 and the directors designated as members of the third class pursuant to the Notice shall serve for a term ending upon the election of directors at the third annual meeting next following the end of the calendar year 1999. At each annual meeting, the successors to the class or directors whose term expires at that time shall be elected by the stockholders to hold office for a term ending on the third annual meeting following such annual meeting to succeed those directors whose term expires, so that the term of one class of directors shall expire upon the election of directors at each annual meeting. In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which such director is a member until the expiration of such director's current term, or prior resignation, disqualification, disability or removal.

     (d) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     (e) Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     (f) Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

     (g) Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held. In the event such annual meeting of stockholders is not so held, the annual meeting of the Board of Directors may be held at such other time or place within or without the State of Delaware as specified in the notice thereof.

     (h) Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

     (i) Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, Vice-Chairman or a majority of the directors then in office.

     (j) A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

     (k) At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman's absence or inability to act the President, or in the President's absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President's absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

     (l) Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority in voting power of the shares of stock outstanding and entitled to vote for the election of directors.

     (m) Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors; provided, however, that, if the holders of any class or classes of the Corporation's stock or series thereof, voting separately, are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. If, consistent with the preceding requirement, the increase or decrease may be allocated to more than one class, the increase or decrease may be allocated to any such class as a majority of the Board of Directors selects in its discretion. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (n) Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     (o) Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     EIGHTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or
(iii) any matter in respect of which such  director  shall be liable  under
Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (hereinafter, an "indemnitee") whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent. The indemnitee shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith. The Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

     (c) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (d) Any indemnification under this Article EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (A) by a majority vote of the directors who were not parties to such action, suit or proceeding (the "Disinterested Directors"), even though less than a quorum, or (B) by a committee of Disinterested Directors designated by a majority vote of such directors, even though less than a quorum or (C) if there are no Disinterested Directors or if the Disinterested Directors so direct, by independent legal counsel in a written opinion, or (D) by the stockholders.

     (e) Costs, charges and expenses (including attorneys' fees) incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts so advanced in the event that it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH. The majority of the Disinterested Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     (f) Any indemnification or advance of costs, charges and expenses under this Article EIGHTH shall be made promptly, and in any event within 60 days upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article EIGHTH shall be enforceable by the director, officer, employee or agent, as the case may be, in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expense incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Article EIGHTH where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (g) The indemnification and advancement of expenses provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article EIGHTH shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article EIGHTH is in effect. Any repeal or modification of this Article EIGHTH shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article EIGHTH, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article EIGHTH, with respect to the resulting or surviving corporation, as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

     (h) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article EIGHTH, provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

     (i) If this Article EIGHTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article EIGHTH as to all expense, liability and loss (including attorneys' fees, judgments, fines, EIRSA excise taxes, penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article EIGHTH to the full extent permitted by any applicable portion of this Article EIGHTH that shall not have been invalidated and to the full extent permitted by applicable law.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred by the stockholders herein are granted subject to reservation. Notwithstanding the foregoing, the affirmative vote of the holder's of at least two-thirds (or such greater proportion as may otherwise be required pursuant to any specific provision of this Certificate of Incorporation) of the stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, repeal or adopt any provisions inconsistent with paragraph (b) of Article SIXTH, paragraphs (c) and (m) of Article SEVENTH and this sentence of Article NINTH of this Certificate of Incorporation.

     TENTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Salant Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Todd Kahn, its Chief Operating Officer, General Counsel and Secretary, and attested by William Bennett, its Treasurer, this 11th day of May, 1999.



                                    SALANT CORPORATION



                                       By /s/ Todd Kahn
                                          ---------------------------------
                                          Todd Kahn,
                                          Chief Operating Officer,
                                          General Counsel and Secretary

ATTEST:



By /s/ William Bennett
   ---------------------------------
   Willaim Bennett,
   Treasurer